Bacterin Receives Compliance Notice from NYSE MKT

BELGRADE, MT, May 16, 2013 — Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced that it has received a compliance notice from the NYSE MKT compliance group.

Specifically the notice indicated that the Company is not in compliance with Sections 1003(a)(iii) and 1003(a)(ii), regarding stockholder’s equity of less than $6 million and net losses in five of its most recent fiscal years and stockholders‘ equity of less than $4 million and net losses in three of its four most recent fiscal years, respectively. The Company will be required to submit a plan of compliance by June 13, 2013 to address how it intends to regain compliance.

“The receipt of the letter does not have an immediate effect upon the listing of the Company's common stock,” said John Gandolfo, Interim Co-Chief Executive Officer and Chief Financial Officer of Bacterin International. “We anticipated receiving this notice and have already begun moving forward with a plan to resolve the matter and continue with our listing on the NYSE MKT exchange. We feel we have a few options available and will take the appropriate steps to address the situation.”

Pursuant to Exchange rules, the Company's stock will continue to be listed for trading, and on or before June 13, 2013, the Company will furnish the Exchange with a specific plan of how it will return to compliance on or before November 13, 2014. If the Exchange accepts the Plan, Bacterin will be able to continue its listing during the plan period, but will be subject to continued periodic review by the Exchange staff. If the Company does not make progress consistent with the Plan during the Plan period, the Exchange could initiate delisting proceedings.

The Company recently reported first quarter 2013 revenues of $8.6 million, which was a 11% increase over first quarter 2012 revenues and a 6% increase over reported revenues for the fourth quarter of 2012.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company’s secured lending facility; the Company’s ability to manage cash flow and achieve profitability; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company’s ability to attract and retain a well qualified Chief Executive Officer; the Company’s ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

877-889-1972

investorrelations@thecockrellgroup.com

cockrellgroup.com

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